Exhibit 10.31

NON-EMPLOYEE DIRECTORS STOCK PLAN OF
GRANITE BROADCASTING CORPORATION
as amended through December 2, 2002

1.                                       Purpose.  The purpose of this Non-Employee Directors Stock Plan (the “Plan”) of Granite Broadcasting Corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2.                                       Definitions.  In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

(a)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(b)                                 “Disability” means a permanent physical or mental incapacity which, in the reasonable determination of the Board, renders the Participant unable to perform his duties as a director of the Company.

(c)                                  “Fair Market Value” of a Share on a given date shall mean the closing price reported on the Nasdaq Small Cap Market or the principal securities exchange on which the Common Stock (Nonvoting) may then be traded, as the case may be, or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

(d)                                 “Participant” means a person who, as a non-employee director of the Company, has been granted Shares under the Plan.

(e)                                  “Share” means a share of Common Stock (Nonvoting), $.01 par value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8.

3.                                       Shares Available Under The Plan.  Subject to adjustment as provided in Section 8, as of any date, the total number of Shares issuable under the Plan shall be 600,000.  Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant.  If there are not enough Shares remaining under the Plan to fully satisfy any of the awards contemplated under Section 6 of the Plan, then each Participant’s award shall be proportionately reduced unless the Share reserve is increased to account for such awards.

4.                                       Administration Of The Plan.  The Plan will be administered by the Board of Directors of the Company (the “Board”).

5.                                       Eligibility.  Only directors of the Company who are not employees of the Company or any subsidiary of the Company shall participate in the Plan.

6.                                       Grant Of Shares.

(a)                                  Grants to Existing Directors Prior to December 2, 2002.  On April 29, 1997, April 28, 1998, January 1, 1999 and on January 1 of each subsequent calendar year during the term of the Plan that occurs prior to December 2, 2002, each Participant shall receive a number of Shares equal to $20,000 divided by the Fair Market Value per Share on the date of grant.

(b)                                 Grants to Existing Directors Following December 2, 2002.  On January 1, 2003 and on each January 1 thereafter during the term of the Plan, each Participant shall receive a number of Shares equal to $50,000 divided by the Fair Market Value per share on the date of grant (a “Grant”); provided, that, any Participant may elect prior to the grant date to be paid up to $30,000 of such Grant in cash in lieu of Shares having an aggregate Fair Market Value equal to the amount of such cash payment.

(c)                                  Grants to New Directors Prior to December 2, 2002.   As of January 1, 1999, if a person first becomes a director of the Company at any time after January 1 of any calendar year prior to December 2, 2002, and such person is eligible to participate in the Plan under Section 5 hereof, such person shall receive on the date such person is first elected a director of the Company a number of Shares equal to (x) $5,000 multiplied by the number of regular board meetings scheduled from the date of his or her commencement of service as a director until December 31 of such calendar year divided by (y) the Fair Market Value per Share on the date of grant.

(d)                                 Grants to New Directors Following December 2, 2002.  As of December 2, 2002, if a person first becomes a director of the Company at any time after January 1 of any calendar year and such person is eligible to participate in the Plan under Section 5 hereof, such person shall receive on the date such person is first elected a director of the Company a number of Shares equal to (x) $12,500 multiplied by the number of regular board meetings scheduled from the date of his or her commencement of service as a director until December 31 of such calendar year divided by (y) the Fair Market Value per Share on the date of grant; provided, that, prior to the date of grant, any such Participant may elect to receive up to 60% of the value of such grant in cash in lieu of Shares having an aggregate Fair Market Value equal to the amount of such cash payment.

(e)                                  Grants to Existing Committee Chairs Following December 2, 2002.  On January 1, 2003 and on each January 1 thereafter during the term of the Plan, each Participant shall receive a number of Shares equal to $5,000 divided by the Fair Market Value per Share on the date of grant for each committee of the Board such Participant chairs, if any; provided, that, prior to the date of grant, any such Participant may elect to receive such grant in cash in lieu of Shares having an aggregate Fair Market Value equal to the amount of such cash payment.

(f)                                    Grants to New Committee Chairs Following December 2, 2002.  As of December 2, 2002, if a person first becomes a chair of any committee of the Board at any time after January 1 of any calendar year and such person is eligible to participate in the Plan under Section 5 hereof, such person shall receive on the date such person first becomes chair of such committee a number of Shares equal to (x) $5,000 divided by (y) the Fair Market Value per Share on the date of grant multiplied by (z) a fraction, the numerator of which is the number of regularly scheduled meetings of such committee from the date of his or her commencement of service as chair until December 31 of such calendar year and the denominator is the total number of regularly scheduled meetings of such committee for the calendar year; provided, that, prior to the date of grant, any such Participant may elect to receive such grant in cash in lieu of Shares having an aggregate Fair Market Value equal to the amount of such cash payment.

7.                                       Deferral Of Shares.  Each director of the Company may elect to defer the payment of Shares by submitting an election form to the Board, in accordance with this Section 7.

(a)                                  Elections.  Each director who elects to defer the payment of Shares for a given calendar year must file an irrevocable written election with the Secretary of the Company no later than December 31 of the year preceding such calendar year; provided, that, any newly elected or appointed director may file an election for any year not later than 30 days after the date such person first became a director, and a director may file an election for the year in which the Plan became effective not later than 30 days after the date of effectiveness of the Plan.  An election by a director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 7(a).  The election must specify the following:

(i)                                     A percentage or number of Shares to be deferred under the Plan; and

(ii)                                  The date on which the commencement of payments of Shares should begin, which date shall not be later than 10 years from the date the Shares originally were payable;

provided, however, that, notwithstanding an election pursuant to this Section 7(a), all Shares of a Participant for which payment has not otherwise occurred, shall be paid upon death, Disability or termination of directorship of the Participant.

(b)                                 Deferral of Shares.  The Company will establish a deferral account for each Participant who elects to defer Shares under this Section 7.  At any date Shares are payable to a Participant who has elected to defer Shares, the Company will credit such Participant’s deferral account with a number of Shares so deferred.

(c)                                  Crediting Of Dividend Equivalents.  Whenever dividends are paid or distributions made with respect to Shares, a Participant to whom Shares are then credited in a deferral account shall be entitled, on the dividend payment date, as dividend equivalents, to an amount equal in value to the amount of the dividend paid or property distributed on a single Share multiplied by the number of Shares credited to his or her deferral account as of the record date for such dividend or distribution.  Such dividend equivalents shall be credited to the Participant’s deferral account by payment to such account of a number of Shares determined by dividing the aggregate value of such dividend equivalents by the Fair Market Value of a Share at the payment date of the dividend or distribution.

(d)                                 Settlement Of Deferred Shares.  The Company will settle the Participant’s deferral account by delivering to the Participant (or his or her beneficiary) a number of Shares equal to the number of whole Shares then credited to his or her deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional Share remaining at a time that less than one whole Share is credited to such deferral account.  Such settlement shall be made at the time or times specified in the Participant’s election filed in accordance with Section 7(a); provided, however, that a Participant may further defer settlement of Shares if counsel to the Company determines that such further deferral likely would be effective under applicable federal income tax laws and regulations.

(e)                                  Nonforfeitability.  The interest of each Participant in any Shares (and any deferral account relating thereto) at all times will be nonforfeitable.

(f)                                    Unsecured Obligation.  The obligations of the Company to make payments hereunder shall be contractual only and all such payments shall be made from the general assets of the Company.  Each Participant and any other person(s) claiming a right to payments hereunder shall rely solely on the unsecured promise of the Company, and nothing herein shall be construed to give a Participant or any other person(s) any right, title, interest or claim in or to any specific asset, fund, reserve account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future.

8.                                       Adjustment Provisions.  In the event any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, and (ii) the number and kind of Shares to be issued upon settlement of deferred Shares under Section 7.  In addition, the Board is authorized to make such adjustments in recognition  of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles.  The foregoing notwithstanding, no adjustment may be made hereunder except as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding deferred Shares.

9.                                       Changes To The Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Shares under the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Shares.

10.                                 General Provisions.

(a)                                  Agreements.  Any right or obligation under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board may from time to time approve.

(b)                                 Compliance With Laws And Obligations.  The Company will not be obligated to issue or deliver Shares in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c)                                  Limitations On Transferability.  Deferred Shares under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a beneficiary in the event of the Participant’s death.  Deferred Shares may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of the Participant.

(d)                                 No Right To Continue As A Director.  Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

(e)                                  No Stockholder Rights Conferred.  Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant (or person).

(f)                                    Nonexclusivity Of The Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

(g)                                 Governing Law.  The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable federal law.

11.                                 Stockholder Approval, Effective Date, And Plan Termination.  The Plan will be effective as of the date of its adoption by the Board, subject to stockholder approval if necessary or appropriate, and, unless earlier terminated by action of the Board, shall terminate at such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.